UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

Xenogen Corporation

(Exact name of registrant as specified in its charter)

000-32239

(Commission File Number)

Delaware	77-0412269
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue

Alameda, California 94501

(Address of principal executive offices, with zip code)

(510) 291-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2005, Xenogen Corporation entered into Securities Purchase Agreements, the form of which is attached hereto as Exhibit 10.1 (the “Agreements”), with the purchasers named therein (the “Purchasers”). Pursuant to the Agreements, the Purchasers are purchasing, in the aggregate, 5,154,640 shares of common stock of Xenogen, par value $0.001, at a price of $2.91 per share. The aggregate consideration to be received by the Company for the common stock to be issued is approximately $15,000,000. The transaction closed on August 15, 2005.

The Purchasers are also receiving warrants in the form attached hereto as Exhibit 4.1 to purchase up to an additional 1,546,392 shares of common stock of Xenogen. The warrants have a term of five years and are exercisable beginning February 15, 2006 with an exercise price equal to $3.29 per share.

The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On August 15, 2005, Xenogen issued the press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 4.1 and 10.1, each of which is hereby incorporated herein by reference.

The securities sold pursuant to the Agreement have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. Pursuant to the Agreement, the Company is required to file a registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the resale of the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants.

Pursuant to the Agreements, the Company has agreed to indemnify the purchasers, its affiliates and agents, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Five of the Purchasers are entities affiliated with Abingworth Management Ltd. (“Abingworth”) and one of the Purchasers is Harvard Private Capital Holdings, Inc. (“Harvard”). Abingworth and Harvard are currently stockholders of Xenogen. One member of Xenogen’s board of directors is affiliated with Abingworth and one member of Xenogen’s board of directors is affiliated with Harvard. Other than in respect of this transaction and the relationships with Abingworth and Harvard described above, there are no material relationships between the Company, the Purchasers or their respective affiliates.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Form of Warrant.

10.1	Form of Securities Purchase Agreement.

99.1	Press release of Xenogen Corporation dated August 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION

Date: August 15, 2005	By:	/s/ William A. Albright, Jr.
William A. Albright, Jr.
Senior Vice President and Chief Financial Officer